SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 23, 2005 (December 19, 2005)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(214) 303-3400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 19, 2005, the Compensation Committee of our Board of Directors determined 2006 base salaries, target bonus percentages and long-term incentive awards for our executive officers. The 2006 base salaries, target bonus percentages and long-term incentive awards for the Named Executive Officers (as defined in Item 402 of Regulation S-K) included in our 2005 proxy statement will be:

					2006
			2006 Target	2006	Stock
		2006 Base	Bonus	Option	Unit
Name	Title	Salary	Percentage[1]	Grant	Award
Gregg L. Engles	Chairman of the Board and Chief Executive Officer	$1,200,000	120%	436,000	89,000

Michelle P. Goolsby	Executive Vice President, General Counsel and Chief Administrative Officer	$515,000	70%	86,200	18,000

Barry A. Fromberg[2]	Executive Vice President and Chief Financial Officer	$435,000	65%	0	0

Ronald H. Klein	Senior Vice President — Corporate Development	$357,500	55%	45,000	10,000

Pete Schenkel	President, Dean Dairy Group	$500,000[3]	50%	262,500	0

[1]	Target bonus percentages included in the table are expressed as a percentage of base salary. Pursuant to our Executive Incentive Compensation Plan, executive officers are eligible to receive 0% to 200% of their target bonuses, depending on the level of achievement of the performance criteria established by the Compensation Committee of our Board of Directors. At its meeting on December 19, 2005, the Compensation Committee decided not to modify the Executive Incentive Compensation Plan including the performance criteria established thereunder, a copy of which is filed as Exhibit 10.6 to our Annual Report on Form 10-K for the year ended December 31, 2004.

[2]	Mr. Fromberg has announced his intention to retire effective April 1, 2006. Therefore, the Compensation Committee determined not to increase his base salary for 2006. On November 7, 2005, we entered into an agreement with Mr. Fromberg pursuant to which he has agreed to continue in his position until April 1, 2006, in exchange for certain payments that we will make to him in 2006 and beyond. The terms of our agreement with Mr. Fromberg are disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and the agreement is filed as Exhibit 10.9 thereto.

[3]	Mr. Schenkel will resign as President of Dean Dairy Group effective December 31, 2005. Beginning January 1, 2006, Mr. Schenkel will become Vice Chairman of our Board of Directors for a period of 2 years. On December 2, 2005, we entered into an agreement with Mr. Schenkel pursuant to which we agreed to the terms of his employment as Vice Chairman, including his compensation. The terms of the agreement are disclosed in our Current Report on Form 8-K filed December 7, 2005. A copy of the agreement will be filed with our Annual Report on Form 10-K for the year ended December 31, 2005.

     Effective October 11, 2005, Mr. Joseph Scalzo became President of WhiteWave Foods Company, making him an executive officer of the company. On August 30, 2005, we filed a current report on Form 8-K announcing his selection as President of WhiteWave Foods Company and disclosing the terms of his employment, including his 2005 base salary and target bonus percentage, as well as the 245,000 options he was awarded as an indorsement grant. On December 19, 2005, the Compensation Committee of our Board of Directors decided to raise his base salary to $620,000 beginning in 2006. His target bonus percentage will continue to be 80% of his base salary. He will not receive an equity grant in 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 23, 2005	DEAN FOODS COMPANY

	By:	/s/ Lisa N. Tyson

Lisa N. Tyson Senior Vice President and Deputy General Counsel